NEWS RELEASE
FOR IMMEDIATE RELEASE
PICO HOLDINGS, INC. ANNOUNCES RESULTS
FOR THE THIRD QUARTER OF 2017

(La Jolla, California) - November 7, 2017 - PICO Holdings, Inc. (GLOBE NEWSWIRE)

PICO Holdings, Inc. (NASDAQ:PICO) reported results for the third quarter ended September 30, 2017. PICO reported shareholders’ equity of $324 million ($14.00 per share) at September 30, 2017, compared to $328 million ($14.22 per share) at December 31, 2016.

Third Quarter Segment Results of Operations

For the third quarter of 2017, PICO reported a net loss of $4.6 million ($0.20 per share), compared to a net loss of $2.9 million ($0.13 per share) in the third quarter of 2016. Our third quarter segment results of operations were as follows (in thousands):

	Three Months Ended September 30,
	2017	2016
Revenue by operating segment:
Water resource and water storage operations	$347	$577
Corporate	(142)	588
Total revenue	$205	$1,165

Income (loss) before taxes by operating segment:
Water resource and water storage operations	$(965)	$(1,006)
Corporate	(1,852)	(4,093)
Loss from continuing operations before income taxes	(2,817)	(5,099)
Benefit (provision) for federal and state income taxes	(292)	530
Loss from continuing operations	(3,109)	(4,569)
Income (loss) from discontinued operations, net of tax	(5,269)	2,710
Gain on sale of discontinued operations, net of tax	2,094	2
Net income (loss) from discontinued operations, net of tax	(3,175)	2,712
Net loss	(6,284)	(1,857)
Net (income) loss attributable to noncontrolling interests	1,645	(1,043)
Net loss attributable to PICO Holdings, Inc.	$(4,639)	$(2,900)

First Nine Months Segment Results of Operations

For the first nine months of 2017, we reported net income of $1.6 million ($0.07 per share), compared to a net loss of $13.1 million ($0.57 per share) in the first nine months of 2016. Our nine months segment results of operations were as follows (in thousands):

	Nine Months Ended September 30,
	2017	2016
Revenue by operating segment:
Water resource and water storage operations	$25,766	$890
Corporate	9,266	1,910
Total revenue	$35,032	$2,800

Income (loss) before taxes by operating segment:
Water resource and water storage operations	$8,664	$(4,186)
Corporate	3,740	(10,287)
Income (loss) from continuing operations before income taxes	12,404	(14,473)
Benefit (provision) for federal and state income taxes	(3,419)	712
Income (loss) from continuing operations	8,985	(13,761)
Income from discontinued operations, net of tax	3,053	4,195
Loss on sale or impairment loss on classification of assets as held-for-sale, net of tax	(9,309)	(1,858)
Net income (loss) from discontinued operations, net of tax	(6,256)	2,337
Net income (loss)	2,729	(11,424)
Net income attributable to noncontrolling interests	(1,150)	(1,676)
Net income (loss) attributable to PICO Holdings, Inc.	$1,579	$(13,100)

PICO’s Chief Executive Officer, Max Webb, commented:

“The main activity in the third quarter was the closing of the merger between our 57% owned subsidiary, UCP, Inc. and Century Communities, Inc. At closing we received $55.3 million in cash and approximately 2.4 million shares of Century common stock. As of September 30, 2017 our major assets consisted primarily of our wholly - owned subsidiary Vidler Water Company, Inc., cash and marketable securities, and our shares of Century common stock. Subsequent to the end of the third quarter, on October 3, 2017 we sold our entire position in Century for net proceeds of $59.2 million.

“Based on the substantial amount of cash we had accumulated as result of closing the UCP merger and other asset monetizations in 2017 and the fact we had established that the Company did not have or expect to have current or accumulated earnings and profits for tax purposes in 2017, on October 26, 2017 our Board of Directors declared a special cash dividend of $5 per share on our outstanding common stock. The dividend will be payable on or around November 20, 2017, and pursuant to FINRA Rule 11140, the ex-dividend date will be November 21, 2017 - one business day after the anticipated distribution of the special dividend. The special dividend is expected to be treated as a tax - free return of capital to our shareholders. We are very pleased to be able to return such a significant amount of capital to our shareholders in accordance with our stated business plan in a highly tax - efficient manner.”

The foregoing discussion of the tax treatment of the special dividend is general in nature, is not intended for any particular shareholder and is not intended as tax advice. Each shareholder is strongly encouraged to consult its financial and tax advisors regarding the appropriate treatment of the special dividend and the corresponding tax consequences that may be relevant to such shareholder’s particular circumstances, because the tax treatment is complex and uncertain at this time, and the actual current or accumulated earnings and profits of the Company for 2017 could vary from the Company’s present estimate and such variance could result in different consequences to a particular shareholder.

Net Operating Loss Carryforwards

At September 30, 2017, PICO had approximately $187.1 million of (pre-tax) federal net operating loss carryforwards, or NOLs, that could be utilized in certain circumstances to offset PICO’s taxable income and reduce its federal income tax liability. Additional information with respect to these NOLs is contained in PICO’s Annual Report on Form 10-K for the year ended December 31, 2016 that PICO has filed with the Securities and Exchange Commission.

Net Book Value

The following table is provided as a supplement to the condensed consolidated financial statements contained in our Quarterly Report on Form 10-Q, to illustrate the relative size of our assets and activities (in millions):

Segment	Net Book Value
September 30, 2017
Water resource and water storage operations	$173.9
Corporate	157.9
Shareholders’ equity	$331.8

About PICO Holdings, Inc.

PICO Holdings is a diversified holding company.  The Company recently announced that the Company's Board of Directors had engaged JMP Securities LLC as PICO’s exclusive financial advisor and Cooley LLP as PICO’s legal counsel to explore strategic alternatives to further enhance shareholder value. The intention of the engagements is to evaluate potential alternatives such as the sale of the Company, a merger, a business combination, or a sale, license or disposition of assets of the Company.

As of September 30, 2017, our major investment was Vidler Water Company, Inc., a water resource and water storage business with assets and operations primarily in the Southwestern U.S.

OTHER INFORMATION

At September 30, 2017, PICO Holdings, Inc. had a market capitalization of $386.6 million, and 23,146,823 shares outstanding.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this press release that are not historical, including statements regarding our business objectives, the timing of the payment and tax treatment of the special cash dividend, our earnings and profits for tax purposes in 2017, our ability to preserve and utilize NOLs to offset taxable income and reduce our federal income liability, and our ability to consummate a strategic transaction to further enhance shareholder value, are forward-looking statements based on current expectations and assumptions that are subject to risks and uncertainties.

In addition, a number of other factors may cause results to differ materially from our expectations, such as: any slow down or downturn in the housing recovery or in the real estate markets in which Vidler operates; fluctuations in the prices of water and water rights; physical, governmental and legal restrictions on water and water rights; a downturn in some sectors of the stock market; general economic conditions; prolonged weakness in the overall U.S. and global economies; the performance of the businesses; the continued service and availability of key management personnel; and potential capital requirements and financing alternatives.

For further information regarding risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, copies of which may be obtained by contacting us at (858) 456-6022 or at http://investors.picoholdings.com.

We undertake no obligation to (and we expressly disclaim any obligation to) update our forward-looking statements, whether as a result of new information, subsequent events, or otherwise, in order to reflect any event or circumstance which may arise after the date of this press release, except as may otherwise be required by law. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

This news release was distributed by GlobeNewswire, www.globenewswire.com.

CONTACT:    Max Webb
Chief Executive Officer
(858) 652-4114

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